UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No__)

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AMERITRANS CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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AMERITRANS CAPITAL CORPORATION

50 JERICHO QUADRANGLE

JERICHO, NEW YORK 11753

Notice of Annual Meeting Shareholders
To Be Held on September 28, 2012

Dear Shareholders:

The Annual Meeting of Shareholders of Ameritrans Capital Corporation (“Ameritrans” or the “Company”) will be held at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, 11th Floor, New York, New York, on  Friday, September 28, 2012, at 10:00 a.m., to consider and act upon the following matters:

1.

To elect a total of seven directors, three to be elected by holders of both the Company’s common stock, $.0001 par value (the “Common Stock”), and its 9 ⅜% participating preferred stock (the “Preferred Stock”), voting together as a single class, and four directors to be elected only by the holders of the Preferred Stock, all to serve until the next Annual Meeting and until their successors are elected and qualified;

2.

To ratify and approve the selection by the Board of Directors of Rosen Seymour Shapss Martin & Company LLP as the Company’s independent public accountants for the fiscal year ended June 30, 2013; and

3.

To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board has fixed the close of business on August 1, 2012 as the time which Shareholders are entitled to notice of and to vote at the meeting and any adjournments as shall be determined.  The stock transfer books of the Company will remain open.

All Shareholders are cordially invited to attend the meeting.  For information on how to obtain directions to attend the meeting in person, please contact Silvia Mullens, the Secretary of the Company, at (212) 355-2449.  The date of mailing of this Proxy Statement is expected to be on or about September 7, 2012.

By Order of the Board of Directors,

/s/ SILVIA M. MULLENS

SILVIA M. MULLENS, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON SEPTEMBER 28, 2012:

Our Proxy Statement for the Annual Meeting is available at:

www.ameritranscapital.com

AMERITRANS CAPITAL CORPORATION
50 JERICHO QUADRANGLE
JERICHO, NEW YORK 11753

Proxy Statement for
Annual Meeting of Shareholders
September 28, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Ameritrans Capital Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on September 28, 2012, and at any adjournment of that meeting.  In considering whether or not to have an adjournment, the Board will consider what is in the best interests of the shareholders.  All proxies will be voted as marked.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.  Any proxy may be revoked by a shareholder at any time before it is exercised, by written or oral request to Silvia M. Mullens, Secretary of the Company.  The date of mailing of this Proxy Statement is expected to be on or about September 7, 2012.

SOLICITATION OF PROXIES

The proxy enclosed with this Proxy Statement is solicited by the Board of Directors of the Company.  Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.  Such solicitations may be made personally, or by mail, facsimile, telephone, email, telegraph or messenger.  The Company may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.  All of the costs of solicitation of proxies will be paid by the Company.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.  Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the Annual Meeting.

Holders of a majority of the Company’s capital stock must be present at the meeting in person or by proxy to constitute a quorum and, solely with respect to the election of four directors by the holders of the Company’s Preferred Stock, holders of a majority of the Company’s outstanding Preferred Stock must be present in person or by proxy to constitute a quorum with respect to such election.  In the event that there are not sufficient stockholders present for a quorum or sufficient votes to approve a proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned from time to time in order to permit further solicitation of proxies by the Company.

As of August 1, 2012, there were outstanding 3,395,583 shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), and 300,000 share of the Company’s 9 ⅜% participating preferred stock (“Preferred Stock”). Holders of Common Stock and Preferred Stock of record at the close of business on August 1, 2012 will be entitled to one vote for each share of Common Stock or Preferred Stock then held by such holder.  Only stockholders of record at the close of business on August 1, 2012 will be entitled to vote.  As of August 1, 2012, there were 140 holders of record of Common Stock and 4 holders of record of  Preferred Stock.

VOTING SECURITIES

The Board has fixed August 1, 2012 as the record date for the determination of stockholders entitled to vote at the Annual Meeting.  At the close of business on August 1, 2012, there were outstanding and entitled to vote 3,395,583 shares of Common Stock of the Company and 300,000 shares of Preferred Stock.  Each share of Common Stock and Preferred Stock is entitled to one vote for each share held.  The following table sets forth certain beneficial ownership information as to (i) those persons who, to our knowledge, owned 5% or more of our outstanding Common Stock or Preferred Stock as of August 31, 2012, (ii) each of our executive officers and directors, and (iii) all of our officers and directors as a group.  Except as set forth below, the address of each person listed below is the address of Ameritrans.

NAME	NUMBER OF SHARES OF COMMON STOCK OWNED	PERCENTAGE OFOUTSTANDING COMMON STOCK OWNED (A)	NUMBER OF SHARES OF PREFERRED STOCK OWNED	PERCENTAGE OF OUTSTANDING PREFERRED STOCK OWNED (A)
Interested Directors
*Michael Feinsod	1,298,455 (1)	36.71%	400	**
*Steven Etra	184,462 (2)	5.41%	0	**
Disinterested Directors
John R. Laird	100	**	0	**
Howard F. Sommer	0	**	1,163	**
Peter Boockvar c/o Miller Tabak + Co., 331 Madison Avenue New York, NY 10017	45,538 (3)	1.33%	0	**
Ivan Wolpert 19 Fulton Street, Suite 301 New York, NY 10038	12,247 (4)	**	0	**
Elliott Singer 4101 Gulf Shore Boulevard Naples, FL 34103	5,000	**	1,000	**
Executive Officers
*Silvia Mullens	15,000 (5)	**	393	**
*Richard Feinstein	0	**	0	**
*Gary C. Granoff	295,933(6)	8.72%	578 (7)	**
Certain Stockholders
J.E. Mitchell & Co., L.P. Mitchell Partners L.P. James E. Mitchell 3187-D Airway Avenue Costa Mesa, CA 92626	345,410 (8)	10.18%	29,942(8)	9.98%
Robert C. Ammerman c/o Capital Resource Partners 31 State Street Boston, MA 02109	0	**	90,760 (9)	30.25%
All Officers and Directors, as a group (10 persons)****	1,836,735	51.15%	8,534	2.84%

(A)

Ownership percentages are based on 3,395,583 shares of Common Stock and 300,000 shares of Preferred Stock outstanding as of August 31, 2012. Under the rules of the SEC, shares of Common Stock or Preferred Stock that an individual has a right to acquire within 60 days from August 31, 2012, pursuant to the exercise of options, warrants or other convertible securities, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

*

Michael Feinsod and Steven Etra (directors), and Gary Granoff, Richard Feinstein and Silvia Mullens (officers), are each “interested persons” with respect to Ameritrans, as such term is defined in the 1940 Act.

**	Less than 1%.

***

All Officers and Directors: Michael Feinsod, Steven Etra, Elliott Singer, John R. Laird, Howard F. Sommer, Ivan Wolpert, Peter Boockvar, Gary C. Granoff, Richard Feinstein and Silvia Mullens.  Shares of Common Stock and Preferred Stock that all officers and directors have a right to acquire within 60 days from August 31, 2012, pursuant to the exercise of options, warrants or other convertible securities, are deemed to be outstanding for the purpose of computing the aggregate percentage of Common Stock or Preferred Stock owned for all officers and directors, as applicable.

(1)

Consists of (1) 1,078,755 shares held Infinity Capital Partners, L.P. (“Infinity”); (2) 23,450 shares held by Mr. Feinsod in his IRA account; (3) 16,250 shares held by Shoulda Partners, L.P. (“Shoulda”), of which Mr. Feinsod is the general partner; and (4) 180,000 shares issuable to Mr. Feinsod upon the exercise of outstanding options granted under the Employee Stock Option Plan. Because Mr. Feinsod is a controlling person of Infinity and a general partner of Shoulda, he may also be deemed to be a beneficial owner of securities held by Infinity and Shoulda.

(2)

Consists of (i) 55,472 shares held directly by Mr. Etra; (ii) 29,022 shares owned jointly by Mr. Etra and his wife; (iii) 27,000 shares held by Mr. Etra’s wife; (iv) 39,080 shares held by Fiserv Securities Inc. for the benefit of Mr. Etra’s IRA; (v) 10,000 shares held by SRK Associates LLC, a limited liability company controlled by Mr. Etra; (vi) 10,000 shares held by Lance’s Property Development Corp. Pension Plan, of which Mr. Etra is a trustee; and (vii) 13,888 shares issuable to Mr. Etra upon the exercise of outstanding options granted under the Non-Employee Director Stock Option Plan.

(3)

Consists of (i) an aggregate of 20,000 shares held individually by Mr. Boockvar or jointly with Mr. Boockvar’s wife; and (ii) options to purchase up to 25,538 shares issuable upon exercise of five-year options granted under the Non-Employee Director Stock Option Plan.

(4)

Consists of (i) 7,974 shares owned directly by Mr. Wolpert and (ii) 4,273 shares held by Belle Harbour Capital, L.L.C., of which Mr. Wolpert is a principal.  Mr. Wolpert disclaims beneficial ownership of the shares held by Belle Harbour Capital, L.L.C., except to the extent of his pecuniary interest therein.

(5)	Consists of 15,000 shares issuable to Ms. Mullens upon the exercise of outstanding options granted under the Employee Stock Option Plan.

(6)

Consists of (i) 138,813 shares owned directly by Mr. Granoff; (ii) 16,900 shares owned by The Granoff Family Foundation, a charitable foundation for which Mr. Granoff and his brother are trustees; (iii) 261 shares held by GCG Associates Inc., a corporation controlled by Mr. Granoff; (iii) 78,584 shares owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (iv) 43,438 shares held by Mr. Granoff in various IRA or pension accounts; (v) 6,000 shares held in an irrevocable subchapter S trust for the benefit of Mr. Granoff’s son of which Mr. Granoff is the trustee; and (vi) 11,937 shares owned directly by Leslie Granoff, Mr. Granoff’s wife, of which shares Mr. Granoff disclaims beneficial ownership.

(7)

Consists of (i) 500 shares of Preferred Stock owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff and (ii) 78 shares of Preferred Stock held by Mr. Granoff in IRA or pension accounts.

(8)	Based solely upon a Schedule 13G/A filed with the SEC on February 9, 2012.

(9)	Consists of shares held personally and through self-directed retirement accounts, based solely on a Schedule 13D/A filed with the SEC on April 14, 2011.

(10)	Based solely on a Schedule 13D/A filed with the SEC on November 30, 2011.

Except pursuant to applicable community property laws or as described above, each person listed in the table above has sole voting and investment power, and is both the owner of record and the beneficial owner of his or her respective shares.

For as long as certain persons listed above hold five percent (5%) or more of the Company’s outstanding Common Stock, they will be deemed to be “affiliated persons” of the Company, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to hold office until the annual meeting of shareholders next ensuing after their election and until their respective successors are elected and qualified or until their earlier resignation or removal.  Three directors are to be elected by the holders of both the Company’s Common Stock and its Preferred Stock, voting together as a single class, and four directors are to be elected only by the holders of the Company’s Preferred Stock.

Directors are to be elected by a plurality of the vote of shares present in person or represented by proxy at the meeting and entitled to vote on the applicable directors.  Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons appointed at the meeting, who serve as Inspectors of Election at the meeting and who execute an oath to discharge their duties.  It is the intention of the persons named in the accompanying form of proxy to nominate and to vote such proxy for the election of persons named below or, if any such persons should be unable to serve, for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment.  All of the persons named below have agreed to serve if elected.

The following table sets forth certain information concerning the nominees for election as directors and executive officers of Ameritrans.

Name and Address* (Age)	Position(s) Held (Year First Elected or Appointed)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held

Interested Directors

Michael Feinsod (41) (1)	Chief Executive Officer (2008), President (2006), Chief Compliance Officer (2008) and Director (2005)

Chief Executive Officer (since 2008), President (since 2006), Chief Compliance Officer (since 2008) and Director (since 2005) of Ameritrans; managing member of Infinity Capital, LLC, an investment management company (since 1999)

			None	The Kingstone Companies, Inc.

Steven Etra (62)	Director (1999)	Sales Manager of Manufacturers Corrugated Box Company	None	Titanium Holdings Group, Inc.

Disinterested Directors

Peter Boockvar (42)	Director (2008)

Equity Strategist and salestrader at Miller Tabak + Co., LLC., an institutional trading firm and a registered investment advisor and portfolio manager with Miller Tabak Advisors, an investment advisory firm

			None	None

John R. Laird (69)	Director (1999)	Retired; private investor	None	None

Elliott Singer (71)	Director (2009)	Managing Director of FairView Advisors, a financial services firm	None	None

Ivan J. Wolpert (46)	Director (2005)	Principal and founder of Belle Harbour Capital, LLC, a real estate investment firm	None	None

Howard F. Sommer (72)	Director (1999)	Private investor. Chief Administrative Officer and Chief Financial Officer and Vice President (2005-2010) and President (2010-2012) of Circa Inc., a nationally-based buyer of pre-owned jewelry.	None	None

Name and Address* (Age)	Position(s) Held (Year First Elected or Appointed)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held

Officers/Interested Persons

Richard L. Feinstein (69)	Chief Financial Officer (2010) and Senior Vice President – Finance (2010)	Chief Financial Officer and Senior Vice President – Finance of Ameritrans (since 2010); private consultant providing management and financial advice	N/A	N/A

Silvia M. Mullens (61)	Executive Vice President (2010) and Secretary (2010)	Executive officer (various positions) of Ameritrans (since 1998)	N/A	N/A

Gary C. Granoff (63) (1)	Managing Director	Managing Director, Chief Executive Officer (until 2008) and Chief Financial Officer (until 2010) of Ameritrans; Officer and Of Counsel of Granoff, Walker Forlenza, P.C., a law firm	None	None

*

The address for each of Michael Feinsod, Gary C. Granoff, Ivan Wolpert, Richard L. Feinstein and Silvia M. Mullens is c/o Ameritrans Capital Corporation, 50 Jericho Quadrangle, Jericho, New York, 11753.  The address for Steven Etra is 55-25 58th Street, Maspeth, New York.  The address for Peter Boockvar is c/o Miller Tabak + Co., 331 Madison Avenue, New York, NY 10017.  The address for John R. Laird is 481 Canoe Hill Road, New Canaan, CT.  The address for Elliott Singer is 4101 Gulf Shore Boulevard North, Naples, FL 34103.  The address for Howard Sommer is 139 East 63rd Street, New York, New York 10021.

(1)	Each of Mr. Feinsod and Mr. Granoff is an officer of the Company and beneficially owns 5% or more of the outstanding voting securities of the Company.

Biographical Information Regarding Nominees to be elected by holders of the Common Stock and the Participating Preferred

Interested Directors

Michael Feinsod, age 41, has been Chairman of the Board of Directors of Ameritrans since November 10, 2010, a director of the Company since December 2005, President since November, 2006, Chief Compliance Officer since July 2008 and Chief Executive Officer since October 2008.  Mr. Feinsod also served as the Company’s Acting Chief Financial Officer from June 30, 2010 until September 29, 2010.   Since 1999, Mr. Feinsod has been a managing member of Infinity Capital, LLC, an investment management company. Prior to founding Infinity Capital, LLC, Mr. Feinsod worked as an analyst and portfolio manager for Mark Boyar & Company, Inc.  Mr. Feinsod is a member of the board of directors of The Kingstone Companies, Inc. (NASDAQ: KINS).  Mr. Feinsod is admitted to practice law in New York and was an associate in the corporate law department of Paul, Hastings, Janofsky & Walker LLP from 1996 to 1997.  Mr. Feinsod holds a BA from The George Washington University and a JD from Fordham University School of Law. As a result of these and other professional experience, Mr. Feinsod possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Disinterested Directors

Peter Boockvar, age 42, has been a director of Ameritrans and Elk since November 2008.  Mr. Boockvar is currently the Equity Strategist at Miller Tabak + Co., LLC., in addition to his role as a salestrader on the equity desk. He is also a registered investment advisor and portfolio manager with Miller Tabak Advisors. He is a CNBC contributor and is frequently quoted on Reuters, Dow Jones Newswires, Financial Times, Wall Street Journal, and The Associated Press. He joined Miller Tabak + Co., LLC in 1994 after working in the corporate bond research department at Donaldson, Lufkin and Jenrette.  He is also president of OCLI, LLC and OCLI2, LLC, farmland real estate investment funds. Mr. Boockvar graduated magna cum laude with a B.B.A. in Finance from George Washington University. As a result of these and other professional experience, Mr. Boockvar possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Howard F. Sommer, age 72, has been a director of Ameritrans and Elk since January 1999.  He is currently a private investor and a Director of Circa, Inc. (“Circa”), an international buyer of pre-owned Jewelry.  Mr. Sommer was Chief Administrative Officer and Chief Financial Officer and Vice President of Circa, Inc. from May 2005 until December 2010 and was the President of Circa from December 2010 until 2012.  Mr. Sommer was President and Chief Executive Officer of New York Community Investment Company L.L.C., an equity investment fund providing long-term capital to small businesses throughout the State of New York, from 1995 to 2005.  Mr. Sommer was President of Fundex Capital Corporation from 1978 to 1995, President of U.S. Capital Corporation from 1973 to 1995, worked in management consulting from 1971 to 1973 and held various positions at IBM and Xerox Corporations from 1962 to 1971.  Mr. Sommer was also a member of the board for the National Association of Small Business Investment Companies, serving on its executive committee from 1989 to 1993 and as Chairman of the Board in 1994.  He received a BS from City College of New York and attended the Graduate School of Business at New York University. As a result of these and other professional experiences, Mr. Sommer possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Biographical Information Regarding Nominees to be Elected by Holders of the Preferred Stock Only

Interested Director

Steven Etra, age 62, has been a director of Ameritrans and Elk since 1999, and was a Vice President of Elk from January 1999 to May 2007.  Mr. Etra has been Sales Manager since 1975 of Manufacturers Corrugated Box Company, a company owned by Mr. Etra’s family for more than seventy-five years.  Mr. Etra has also been a director of Titanium Holdings Group, Inc., formerly known as Enviro-Clean of America, Inc., since March 1999.  Mr. Etra has extensive business experience in investing in emerging companies. As a result of these and other professional experiences, Mr. Etra possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Disinterested Directors

John R. Laird, age 69, has been a director of Ameritrans and Elk since January 1999. Mr. Laird has been a private investor since 1994, when he retired from Shearson Lehman Brothers Inc. (“Shearson”). Mr. Laird served as President and Chief Executive Officer of the Shearson Lehman Brothers Division of Shearson and as a member of the Shearson Executive Committee from 1992 to 1994. Mr. Laird was also Chairman and Chief Executive Officer of The Boston Company, a subsidiary of Shearson, from 1990 until its sale by Shearson in 1993. From 1977 to 1989 Mr. Laird was employed by American Express in various capacities including Senior Vice President and Treasurer.  Mr. Laird received a BS in finance and an MBA from Syracuse University and attended the Advanced Management Program at Harvard Business School. As a result of these and other professional experiences, Mr. Laird possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Ivan J. Wolpert, age 46, has been a director of Ameritrans and Elk since December 2005.  Mr. Wolpert is a principal and founder of Belle Harbour Capital, LLC, a real estate investment firm. He has substantial experience in the real estate industry and currently owns both residential units and commercial property.  After graduating from law school, he practiced real estate law and completed his legal career as Of Counsel at Paul, Hastings, Janofsky & Walker LLP.  Mr. Wolpert holds a JD from St. John’s University and a BA from Tufts University. As a result of these and other professional experiences, Mr. Wolpert possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Elliott Singer, age 71, has been a director of Ameritrans and Elk since December 2009.  Mr. Singer is a Managing Director of FairView Advisors, a financial services firm that he founded in September 2001.  Mr. Singer founded and served as the Chief Executive Officer of A+ Network (formerly A+ Communications), which was acquired by Metrocall in 1996.  Mr. Singer is a member of the Board of Directors of numerous privately held companies and previously served as a member of the Board of Directors of Neurologix, Inc. (NASDAQ: NRGX) and MangoSoft, Inc. (OTCBB: MGOF).  Mr. Singer holds a B.A. from Tulane University and an MBA from the Leonard R. Stern School of Business at NYU. As a result of these and other professional experiences, Mr. Singer possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

The Board of Directors of the Company unanimously recommends a vote FOR the election of the nominees named in this Proxy Statement.

Information Regarding Executive Officers and Certain Interested Persons

Richard L. Feinstein, age 69, has been the Chief Financial Officer of Ameritrans and Elk since September 29, 2010 and the Senior Vice President – Finance of Ameritrans since September 3, 2010. Mr. Feinstein, a retired partner of KPMG LLP, is currently a private consultant providing management and financial advice to clients in a variety of industries. From April 2004 to December 2004, Mr. Feinstein, as a consultant, served as Chief Financial Officer for Image Technology Laboratories, Inc, a developer and provider of radiological imaging, archiving and communications systems. From December 1997 to October 2002, Mr. Feinstein was a Senior Vice-President and Chief Financial Officer for The Major Automotive Companies, Inc. (Pink Sheets: MJRC.PK), formerly a diversified holding company, but now engaged solely in retail automotive dealership operations. Mr. Feinstein has served on boards of both publicly-held and not-for-profit enterprises. Currently, Mr. Feinstein is a board member and chair of the audit committee of MKTG, Inc. (OTCBB: CMKG) and is on the board and chief financial officer of the not-for-profit USA Fitness Corps. Previously, Mr. Feinstein was a board member and chair of the audit committee of EDGAR Online, Inc. (NASDAQ: EDGR), a board member and chair of the finance committee of the New York Road Runners and a member of the executive committee of the Association for a Better New York. Mr. Feinstein, a certified public accountant, received a BBA degree from Pace University.

Silvia Maria Mullens, age 61, is Executive Vice President and the Secretary of Ameritrans and Elk.  Ms. Mullens has been a Vice President of Ameritrans since its inception, a Vice President of Elk since 1996, and the Loan Administrator of Elk since February 1994. Ms. Mullens was named Executive Vice President of Ameritrans and Elk effective January 1, 2010.  Ms. Mullens holds a BA cum laude from Fordham University and an MBA from The Leonard Stern School of Business Administration of New York University.

Gary C. Granoff, age 63, was Chairman of the Board of Ameritrans from its formation until November 10, 2010. Mr. Granoff has been a Managing Director of Ameritrans since October, 2008.  Prior to his appointment as Managing Director, Mr. Granoff served as our Chief Executive Officer until he stepped down from such position in October, 2008.  Mr. Granoff also served as our Chief Financial Officer of the Company from 2000 until the expiration of his term in such office on June 30, 2010 and as the President of Elk from 1980 until July 2010 and as a director of Ameritrans from 1998 until his resignation on February 9, 2012.  Mr. Granoff is presently of counsel at the law firm of Granoff, Walker Forlenza, P.C. Mr. Granoff is a member of the bar of the State of New York and the State of Florida. Mr. Granoff holds a BBA in Accounting and a JD from The George Washington University. There is no arrangement or understanding between any director and any other person pursuant to which such person was selected as a director. Directors serve until the next annual general meeting or until a successor is appointed. There is no family relationship among any directors or executive officers of the Company.

Information Regarding the Board of Directors and Committees

Board of Directors

The Bylaws of the Company provide that the Board of Directors will consist of as many members as shall be determined by the shareholders or an affirmative vote of a majority of the members of the Board of Directors.  In April, 2007, the Board of Directors set the number of members at no more than eleven.   On December 4, 2009, the Company increased the size of the its Board of Directors from nine to ten members and elected Elliott Singer to serve as a new director to fill the vacancy created by the increase in Board members until the Annual Meeting.  On February 4, 2010, Ellen Walker resigned as a director and, following such resignation, on February 10, 2010, the number of members of the Board of Directors was reduced to nine. Murray Indick and Gary Granoff resigned as directors on September 7, 2011 and February 9, 2012, respectively, further reducing the number of members of the Board of Directors to seven.   Pursuant to the terms of the Preferred Stock, upon the Company’s non-payment of dividends for the quarterly period ended June 30, 2012, the size of the Company’s Board of Directors was automatically increased to eleven directors to permit holders of Preferred Stock to elect a majority of the Company’s directors.  In order to give effect to the terms of the Preferred Stock that provide for the election of a majority of the Company’s directors by the holders of Preferred Stock, four of the seven nominees for election at the Annual Meeting are to be elected by holders of the Preferred Stock and, effective as of the Annual Meeting, the size of the Board will be reduced to seven members.  Five of the seven directors to be elected at this Meeting, constituting a majority of the director nominees to be elected at the Meeting, are not “interested persons” as defined in the Investment Company Act of 1940 (the “1940 Act”).

The terms of the Preferred Stock provide for quarterly dividends in the amount of $0.28125 per outstanding share of Preferred Stock. The terms of the Preferred Stock also provide that, if dividends on the Preferred Stock are unpaid in an amount equal to at least two years of dividends, the holders of Preferred Stock will be entitled to elect a majority of our Board of Directors. The Company has not declared or paid dividends on the Preferred Stock for the quarterly periods ended September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012 and June 30, 2012. Accordingly, holders of the Company’s Preferred Stock are entitled to elect a majority of the members of the Company’s Board of Directors.  The Company’s Board of Directors is currently comprised of seven directors, two of whom were previously elected exclusively by the holders of Preferred Stock.   These two directors, together with the two additional nominees for election exclusively by holders of Preferred Stock at the Annual Meeting, if elected, would constitute a majority of the Board of Directors of the Company.

The Board of Directors held seven formal meetings during the 2012 fiscal year. Four meetings were attended by all directors; Mr. Laird missed three meetings and another director missed one meeting.  One directors attended the last annual meeting of stockholders.

Director Independence

The Board of Directors and the Governance, Compensation and Nominating Committee determine director independence based on the definition of “independent directors” under NASDAQ Marketplace Rule 5605(a)(2), which, in the case of registered investment companies such as Ameritrans, means a director that is not an “interested person” of the Company.  The 1940 Act requires that a majority of the Company’s directors not be “interested persons” of the Company (as such term is defined in Section 2(a)(19) of the 1940 Act).  The Board of Directors and the Governance, Compensation and Nominating Committee have affirmatively determined that five of our seven current directors, and five of the seven directors nominated for election at the Annual Meeting, have no material direct or indirect relationship with us or our former investment adviser, Velocity Capital Advisors LLC (“Velocity”), and otherwise qualify as disinterested directors pursuant to the 1940 Act and therefore as independent directors. The independent directors are John R. Laird, Ivan Wolpert, Peter Boockvar, Howard Sommer and Elliott Singer.

In the course of the determination by the Board and the Governance, Compensation and Nominating Committee thereof regarding the independence of each non-employee director, the Board and such committee considered the beneficial ownership of such director and his affiliates in our company, any transactions, relationships or arrangements that each director has with us or Velocity and other factors specific to each director or nominee.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent directors consider the Board’s leadership structure on a regular basis. This consideration includes the advantages and disadvantages of alternative leadership structures in light of our operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

The chairman of the Board presides at all meetings of the Board. The chairman is appointed on an annual basis by at least a majority vote of the remaining directors.

Currently, the offices of chairman of the board and chief executive officer are not separated. We have no fixed policy with respect to the separation of the offices of the chairman of the board and chief executive officer. The Board has determined that having the Company's Chief Executive Officer serve as Chairman is in the best interest of the Company's shareholders at this time. This structure makes the best use of the Chief Executive Officer's extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company's management and the Board.  The Company does not currently have a separate individual serving as a lead independent director.

The Board is actively involved in risk oversight for the Company. Although the Board as a whole has retained oversight over the Company’s risk assessment and risk management efforts, much of the Board’s oversight efforts are conducted through the various committees of the Board. Each committee then regularly reports back to the full Board on the conduct of the committee’s functions. The Board, as well as the individual Board committees, also regularly hear directly from key officers and employees of the Company involved in risk assessment and risk management.

In particular, the Audit Committee assists the Board in risk oversight for the Company by reviewing and discussing with management, internal auditors and the independent auditors the Company’s significant financial and other exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including the Company’s procedures for monitoring and controlling such risks. In addition to exercising oversight over key financial and business risks, the Audit Committee oversees, on behalf of the Board, financial reporting, tax, and accounting matters, as well as the Company’s internal controls over financial reporting. The Audit Committee also plays a key role in oversight of the Company’s compliance with legal and regulatory requirements.

The full Board regularly reviews the efforts of each of its committees and discusses, at the level of the full Board, the key strategic, financial, business, legal and other risks facing the Company, as well as the Company’s efforts to manage those risks.

Committees of the Board and Nominations for the Board of Directors

Ameritrans has a standing Audit Committee and a standing Governance, Compensation and Nominating Committee.  The Governance, Compensation and Nominating Committee recommends nominees to the Board.  The Governance, Compensation and Nominating Committee considered individuals for nomination who were recommended to them by various persons, including directors previously elected exclusively by holders of Preferred Stock.  The Governance, Compensation and Nominating Committee then considered who, among the nominees, would bring the most benefit to Ameritrans.  The Governance, Compensation and Nominating Committee then voted on which nominee or nominees it would recommend to the Board.  A nominee would only be recommended to the Board upon receipt of at least a majority vote by the Governance, Compensation and Nominating Committee members.  After the Board received these recommendations, the Board, by a majority vote, selected the nominee to stand for election at the next stockholders meeting. The nominees for election at the Annual Meeting were recommended to the Board of Directors by the Governance, Compensation and Nominating Committee, which is comprised solely of disinterested directors.

Audit Committee

Ameritrans has a standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act, which is presently comprised of John R. Laird, Peter Boockvar, and Howard Sommer.  The function of the Audit Committee is to review the Company’s internal accounting control procedures, review the Company’s consolidated financial statements, and review with the independent public accountants the results of their audit.  Each current member of the Audit Committee satisfies the independence requirements of Rule 10A-3 of the Exchange Act, is an independent director within the meaning of NASDAQ Marketplace Rule 5605(a)(2), meets the criteria of NASDAQ Marketplace Rule 5605(c) and is financially literate.  In addition, the Board of Directors has determined that John R. Laird, Chairman of the Audit Committee, qualifies as an “audit committee financial expert”, as such term is defined in Item 407 of Regulation S-K.  The Audit Committee held five meetings during 2012 fiscal year.  All meetings were attended by all committee members.

The members of the Audit Committee have adopted a formal written charter, the adequacy of which they review and assess on an annual basis.  The Audit Committee Charter is, and any changes or updates thereto will be, posted on the Company’s internet website at http://www.ameritranscapital.com.

Audit Committee Report

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC” or “Commission”), nor shall such information be incorporated by reference into any future filings by Ameritrans under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit committees play a critical role in the financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process.  As such, we are providing this fiscal report to shareholders to help inform them of this process and the activities of the Audit Committee in the past year.  The Audit Committee of the Board of Directors for the fiscal years ended June 30, 2011 and 2012 was composed of three non-management, independent directors selected by the Board: Howard F. Sommer, Peter Boockvar, and John R. Laird.  In addition, the Board has determined that John R. Laird is an “audit committee financial expert” as defined by both NASDAQ listing standards and Commission guidelines.

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct.  The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process.  The Company’s independent accountants, Rosen Seymour Shapss Martin & Company LLP (“RSSM”), are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

2.

The Audit Committee has discussed with the independent accountants and management the matters required to be discussed by SAS 114 (Codification of Statements on Auditing Standards, AU § 380).

3.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for filing with the Securities and Exchange Commission on September 28, 2011.

Respectfully Submitted:

John R. Laird, Director and Audit Committee Financial Expert
Peter Boockvar, Director
Howard F. Sommer, Director

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Governance, Compensation and Nominating Committee Report that follows shall not be incorporated by reference into any such filings.

Governance, Compensation, and Nominating Committee

The Governance, Compensation and Nominating Committee is comprised of Ivan Wolpert, Peter Boockvar and John Laird, with Mr. Wolpert serving as the chairman of such committee.  The Governance, Compensation and Nominating Committee, among other things:

•

Recommends for approval by the Board, corporate governance policies and guidelines applicable to Ameritrans;

•

Evaluates and recommends for nomination, directors for Ameritrans and otherwise assists the Board in searching for and screening candidates for nomination and establishes criteria for board membership;

•

At the request of the Board, reviews and considers potential directors and recommends nominees for election as directors, including director candidates nominated by shareholders in accordance with the provisions of the Company’s Bylaws;

•

Evaluates the performance of individual Board members and periodically reviews and discusses with the Board whether individual independent directors continue to satisfy applicable independence standards;

•

Evaluates, approves and sets  executive officer compensation and benefit plans, as well as general compensation policies and programs of the Company and makes recommendations to the Board with respect to director and committee member compensation and benefit plans; and

•

Oversees the administration of incentive plans in accordance with their terms.

The Governance, Compensation and Nominating Committee met one time during the 2012 fiscal year. All members of the committee attended the meeting.

The Governance, Compensation and Nominating Committee will consider qualified director candidates recommended by shareholders in compliance with our procedures and subject to applicable inquiries.  The Governance, Compensation and Nominating Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources.  Our bylaws currently provide that nominations for the election of directors may be made by any stockholder if written notice of such nomination is mailed to the Secretary of the Company not less than 14 days nor more than 50 days prior to the stockholders’ meeting called for election of directors, provided that if less than 21 days’ notice of the meeting is given to stockholders, such written notice must be delivered not later than the seventh day following the day on which notice of the meeting is mailed to stockholders. Each such notice must specify the (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee.

The Governance, Compensation and Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Governance, Compensation and Nominating Committee seeks to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess the talent, skills, experience and expertise necessary to oversee the Company’s business. The Governance, Compensation and Nominating Committee considers diversity in our people critical to the Company’s success.

The Governance, Compensation and Nominating Committee has adopted a formal, written charter that complies with SEC rules and regulations and NASDAQ listing standards.  A copy of the Governance, Compensation and Nominating Committee charter is available on our website at www.ameritranscapital.com.

Code of Ethics

All directors, officers and employees of the Company must act ethically and in accordance with the Company’s Code of Ethics (the “Code of Ethics”). The Code of Ethics is established and maintained in accordance with Rule 17j-1 under the 1940 Act and is available on the Company’s website at www.ameritranscapital.com.  The Code of Ethics is also available in print to anyone who requests it by writing to the Company at the following address:  Ameritrans Capital Corporation, 50 Jericho Quadrangle, Jericho, New York 11753.

Legal Proceedings

On March 20, 2012, Elk Associated Funding Corporation (“Elk”), a wholly-owned subsidiary of Ameritrans, filed a lawsuit against the United States Small Business Administration (the “SBA”) and its Administrator in the United States District Court for the District of Columbia (the “District Court”) (Case No. 1200438 CKK), seeking temporary, preliminary, and permanent injunctive relief; declaratory relief; and damages (the “Litigation”).  The injunctive relief sought by Elk includes: (i) setting aside the SBA’s decision to transfer Elk to the SBA’s Office of Liquidation, (ii) requiring the SBA to provide Elk with a commercially reasonable amount of time to present a plan for curing Elk’s position of capital impairment and (iii) requiring the SBA to accept legitimate commitment letters from qualified investors in the Company as a cure to Elk’s position of capital impairment, so long as those letters guaranty that funds identified in the commitment letters are transferred by the Company to Elk.  Elk’s lawsuit also seeks monetary damages in an amount to be determined at trial.

Elk’s complaint in the Litigation alleges, among other things, that the SBA’s refusal to approve the indirect change of ownership and control of Elk that would have resulted from the financing transactions submitted to the SBA for review, including the transactions contemplated by the Stock Purchase Agreement, dated April 12, 2011, between Ameritrans and Renova US Holdings Ltd, was arbitrary and capricious, and that the SBA’s referral of Elk to its Office of Liquidation resulted from a process whereby the SBA failed to follow its own regulations.  The complaint further alleges that, due to the SBA’s actions and its arbitrary and capricious decision-making process, Elk was denied a meaningful opportunity to cure its capital impairment. As a result, the complaint alleges, Elk will be forced into liquidation by the SBA, thereby losing a valuable property right that it holds as an Small Business Investment Company (“SBIC”), subject to certain regulatory requirements as in effect at the time it obtained its SBIC license.

On the evening of March 20, 2012, the SBA and Elk notified the District Court that the SBA had agreed to suspend liquidation activities and take no action to revoke Elk's license for 15 days from March 21, 2012.  On March 21, 2012, the District Court held a Scheduling Conference in connection with the Litigation.  During the Scheduling Conference, the SBA represented that it would suspend liquidation activities involving Elk and refrain from taking any action to revoke Elk's license until April 25, 2012.  This representation on the record by the SBA made Elk's motion for a temporary restraining order seeking to preserve the status quo pending a decision on Elk's motion for a preliminary injunction moot.  Also on March 21, 2012, the District Court set (i) a briefing schedule on Elk's motion for a preliminary injunction and (ii) a schedule related to the SBA’s production of a complete certified administrative record concerning the events identified by Elk in the lawsuit that are the subject of the Litigation.

On April 24, 2012, the District Court denied Elk’s motion for a preliminary injunction and ordered the SBA to file a response to Elk’s lawsuit no later than June 4, 2012.  As of April 25, 2012, the SBA was no longer required to suspend liquidation activities with respect to Elk.

On June 1, 2012, Elk received a written notice (the “Notice”) from the SBA that declared Elk’s entire indebtedness to the SBA, including principal, accrued interest and any other amounts owed by Elk to the SBA pursuant to Elk’s outstanding debentures, to be immediately due and payable.  The Notice indicates that such acceleration of Elk’s obligations relates to an event of default under Elk’s outstanding debentures resulting from Elk’s condition of capital impairment described above, which, according to the Notice, Elk failed to cure within applicable cure periods.  According to the Notice, as of May 25, 2012, Elk was indebted to the SBA in the aggregate principal amount of $21,175,000, plus accrued interest of $239,372.28 (with an additional $2,816.15 of interest accruing on a per diem basis) (the “Indebtedness”) pursuant to outstanding subordinated debentures.

The Notice states that Elk is required to remit the entire amount of the Indebtedness to the SBA no later than June 15, 2012. In addition the Notice states that the SBA may avail itself of any remedy available to it under the Act, including institution of proceedings for the appointment of SBA or its designee as receiver for Elk’s assets.  In the event Elk is placed into receivership, the interests represented by any such receiver could differ materially from the interests of Ameritrans’ stockholders.

On June 5, 2012, Elk submitted a proposal to cure its condition of capital impairment and return to the active business of providing capital to small business concerns.  Notwithstanding the submission of a plan that would permit Elk to remain an active SBIC, SBA requested that Elk submit a proposed settlement plan relating to Elk’s liquidation process and Elk submitted such a plan on June 18, 2012. There can be no assurance, however, that any settlement plan submitted by Elk would be acceptable to the SBA or that the SBA would not pursue the appointment of a receiver or any other remedy available to the SBA.

Elk also intends to continue prosecution of its lawsuit against the SBA, subject to any amicable settlement that may be worked out between the parties, including settlements that would allow Elk to return to the SBA’s Office of Operations and to active lending.  To this end, Elk filed an amended complaint in the Litigation on June 7, 2012 while also pursuing a settlement proposal with the Office of Liquidation.  The amended complaint includes information that was discovered during Elk’s review of the SBA’s “Administrative Record.”  There can be no assurance that the Litigation will be successful or that any settlement will be reached between Elk and the SBA.

If the SBA continues to pursue the liquidation of Elk, Ameritrans and/or Elk may be required to terminate certain of their employees, and Elk may no longer be able to provide financing to small business concerns.  In addition, Elk could be required to dispose of its assets in a forced sale that could result in proceeds less than the carrying value of the asset being sold.   In the event Elk is placed in receivership or is otherwise forced to liquidate, Ameritrans’ interest in Elk may lose all value, which would have a material adverse effect on Ameritrans’ business, financial condition and results of operations and Ameritrans may be forced to cease operations and liquidate or seek bankruptcy protection, in which case shareholders may receive little or no value for their investment in Ameritrans’ securities.

Except as described above, there are no material pending legal proceedings to which we or our subsidiaries is a party or to which any of our property is subject and there are no such proceedings known by us to be contemplated by governmental authorities. There are no material legal proceedings to which any of our current directors or executive officers, or any associate of any of our current directors and executive officers, is a party adverse to the Company or has a material interest adverse to the Company or any of our subsidiaries. There are no material legal proceedings to which any of the Company’s directors is a party adverse to the Company or has a material interest adverse to the Company or any of our subsidiaries. During the past ten years, none of the Company’s directors  has been involved in any legal proceeding that would require disclosure under Item 401(f) of Regulations S-K promulgated by the Securities and Exchange Commission.

Compliance with Section 16(a) of the 1934 Act

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s officers and directors, and persons who own more than ten percent (10%) of the Company’s Common Stock (“Reporting Persons”), to file initial reports of beneficial ownership and changes in beneficial ownership with SEC and to furnish the Company with copies of all reports filed.

Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during the fiscal year ended June 30, 2010, all changes in beneficial ownership were disclosed to the SEC as required by Section 16(a) of the 1934 Act.

Stockholder Communications With The Board Of Directors

Any stockholder or other interested party who desires to communicate with members of the Board of Directors may do so by writing to: Board of Directors, c/o Michael Feinsod, Chairman of the Board, Ameritrans Capital Corporation, 50 Jericho Quadrangle, Jericho, Suite 109, NY 11753. Communications may be addressed to an individual director, a Board committee and/or the disinterested directors or the full Board.  Communications will then be distributed to the appropriate directors unless the Chairman determines that the information submitted constitutes “spam,” pornographic material and/or communications offering to buy or sell products or services.

MANAGEMENT

The following table sets forth certain information concerning the directors and executive officers of Ameritrans:

Name	Address	Position

Interested Directors

Michael Feinsod	c/o Ameritrans Capital Corporation 50 Jericho Quadrangle Jericho, New York 11753	Chief Executive Officer, President, Chief Compliance Officer and Chairman of the Board of Directors

Steven Etra	55-25 58th Street Maspeth, New York	Director

Disinterested Directors

Peter Boockvar	c/o Miller Tabak + Co 331 Madison Avenue New York, NY 10017	Director

John R. Laird	481 Canoe Hill Road New Canaan, Connecticut	Director

Howard F. Sommer	139 East 63rd Street New York, New York 10021	Director

Elliott Singer	4101 Gulf Shore Boulevard North Naples, FL 34103	Director

Ivan Wolpert	c/o Ameritrans Capital Corporation 50 Jericho Quadrangle Jericho, New York 11753	Director

Officers/Interested Persons

Richard L. Feinsten	c/o Ameritrans Capital Corporation 50 Jericho Quadrangle Jericho, New York 11753	Chief Financial Officer, and Senior Vice President - Finance

Silvia M. Mullens	c/o Ameritrans Capital Corporation 50 Jericho Quadrangle Jericho, New York 11753	Executive Vice President and Secretary

Gary C. Granoff	c/o Ameritrans Capital Corporation 50 Jericho Quadrangle Jericho, New York 11753	Managing Director

Biographical information concerning the Company’s directors and officers is set forth above.

EXECUTIVE COMPENSATION

Executive Compensation Discussion and Analysis

Role of the Governance, Compensation and Nominating Committee

Each executive officer is employed pursuant to an employment agreement, each of which is described herein.  The Governance, Compensation and Nominating Committee of the Board establishes and regularly reviews our compensation philosophy and programs, and exercises authority with respect to the determination and payment of base and other compensation to our executive officers.  The Governance, Compensation and Nominating Committee of the Board may delegate its authority to subcommittees when appropriate.  Although salaries paid to our executive officers are governed by the terms of employment agreements with our executive officers, bonuses, if any, payable to our executive officers are recommended by the Governance, Compensation and Nominating Committee after discussing the Company’s performance and executive officers’ contributions to the Company with the Company’s Chief Executive Officer.

Although the Governance, Compensation and Nominating Committee is authorized to engage compensation consultants to assist in the evaluation of executive officer and director compensation, neither the Committee nor management engaged any compensation consultants during the year ended June 30, 2012.

Overview of compensation structure

Our compensation structure for named executive officers has historically consisted of two basic components - a salary (with bonus) and equity compensation. Our equity compensation plans expired as of May 21, 2009.  Each of these components is reflected in the Summary Compensation Table set forth below.

Compensation program objectives and what our compensation program seeks to reward

Our executive compensation program is designed to attract and retain our officers and to motivate them to increase shareholder value on both an annual and longer term basis primarily by positioning our business for growth and, in the future, for increasing levels of revenue and net income. To that end, compensation packages historically included significant incentive forms of stock-based compensation to ensure that an executive officer’s interest was aligned with the interests of our shareholders.  The 1940 Act prohibited the Company from providing equity-based compensation for the two year period ended December 10, 2011, during which we engaged an investment adviser. Effective as of December 10, 2011, the Company no longer engages an outside investment adviser.

Why each element of compensation is paid and how the amount of each element is determined

The following is a brief discussion of each element of our executive officer compensation. The Governance, Compensation and Nominating Committee intends to cause Ameritrans to pay each of these elements to ensure that a desirable overall mix is established between base compensation and incentive compensation, cash and non-cash compensation and annual and long-term compensation. The Governance, Compensation and Nominating Committee also intends to evaluate on a periodic basis the overall competitiveness of our executive compensation packages as compared to packages offered in the marketplace for which we compete with executive talent. Overall, our Governance, Compensation and Nominating Committee believes that our executive compensation packages are currently appropriately balanced and structured to retain and motivate our executive officers.

Salaries.  The cash salaries paid to the two highest paid executive officers (Messrs. Feinsod and Granoff) have been incorporated into the terms of employment agreements.  A copy of our employment agreement with Mr. Granoff was filed as an exhibit to the Form 8-K of Ameritrans filed with the SEC on October 10, 2008 and an amendment thereto was filed as an exhibit to the Form 8-K of Ameritrans filed with the SEC on November 16, 2009.  A copy of Mr. Feinsod’s employment agreement with the Company was filed as an exhibit to the Form 8-K of Ameritrans filed with the SEC on June 4, 2010.

Cash Incentive Compensation.  Cash incentive or bonus compensation is guaranteed pursuant to their employment agreements with any additional amounts given at the discretion of the Board at the recommendation of the Governance, Compensation and Nominating Committee (or, before such committee’s establishment, the Compensation Committee).

Equity Compensation.  Equity compensation awards were granted in the past pursuant to written agreements.  However, our equity compensation plans expired as of May 21, 2009 and our ability to grant equity-based incentive compensation was extremely limited by the 1940 Act, for the two year period ended December 10, 2011, during which the Company engaged an investment advisor.  Effective as of December 10, 2011, the Company no longer engages an outside investment adviser.

How each compensation element fits into the overall compensation objectives and affects decisions regarding other elements

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, the Company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Governance, Compensation and Nominating Committee strives to strike an appropriate balance between base compensation and incentive compensation. To the extent permissible by applicable regulations, the Governance, Compensation and Nominating Committee also endeavors to properly allocate between cash and non-cash compensation and between annual and long-term compensation. When considering the marketplace, particular emphasis is placed upon compensation packages available at a comparable group of peer companies.

Compensation Committee Interlocks and Insider Participation

No member of the Company's Governance, Compensation and Nominating Committee was engaged in a related party transaction with, or was an officer or employee of, the Company or its subsidiaries during the fiscal year ended June 30, 2012. Steven Etra, who served on the Governance, Compensation and Nominating Committee during such fiscal year, was formerly a Vice President of the Company from its inception until May 2007.  There are no interlocking relationships involving the Company's Compensation Committee and the Board of Directors or members of a compensation committee of any other company that would require disclosure under the executive compensation rules of the SEC.

Governance, Compensation and Nominating Committee Report

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings by Ameritrans Capital Corporation (the “Company”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Governance, Compensation and Nominating Committee of the Board is currently comprised of three independent directors and has the responsibility, among other things, to:

•

establish the Company’s compensation philosophy and policies; and

•

review and approve any recommendations for the compensation of our executive officers.

To assist it in administration of the Company’s executive compensation program, the Compensation Committee has authority to retain independent experts and advisors.  Based upon the Compensation Committee’s discussions with management and their review of the Executive Compensation Discussion and Analysis included above, the members of the Compensation Committee have concluded that the Executive Compensation Discussion and Analysis included below reflects their views regarding the compensation philosophy that they are following with respect to executive compensation and they have recommended that the Executive Compensation Discussion and Analysis set forth above be included in this Proxy Statement.

Respectfully Submitted,
The Governance, Nominating and Compensation Committee:
Ivan Wolpert (Chair), John R. Laird and Peter Boockvar

Summary Compensation Table

The following table sets forth all remuneration for services rendered to the Company by each of our “named executive officers” (as such term is defined in Item 402(a) of Regulation S-K) during the fiscal years ended June 30, 2012, 2011 and 2010.  No non-employee director received compensation in excess of $120,000 during that period.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael Feinsod (1) Chief Executive Officer, Chief Compliance Officer and President	2012	447,540						32,500	480,040
	2011	417,540						48,158	465,698
	2010	375,184	6,250		24,000			40,090	445,524

Gary C. Granoff (1) Managing Director	2012	217,627						52,000	269,627
	2011	189,242						59,097	248,339
	2010	425,000						59,404	484,404

Richard L. Feinstein Senior Vice President and Chief Financial Officer	2012							236,030	236,030
	2011							207,437	207,437
	2010								-

Silvia Mullens Executive Vice President and Secretary	2012	146,386	10,000					-	156,386
	2011	140,756	45,000					8,223	193,979
	2010	135,342	35,000					5,351	175,693

1   On November 10, 2010, Mr. Feinsod was elected to serve as Chairman of the Board.  Mr. Feinsod replaced Mr. Granoff who resigned as Chairman concurrently with Mr. Feinsod’s appointment.

Compensation of Directors

The following table sets forth certain information regarding compensation paid to directors that were not named executive officers during the last completed fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earning ($)	All Other Compensation ($)	Total ($)

John R. Laird	29,000					442	29,442
Howard F. Sommer	28,250					-	28,250
Steven Etra	24,250					-	24,250
Ivan Wolpert	24,250					-	24,250
Peter Boockvar	27,250					-	27,250
Elliott Singer	23,750					3,949	27,699

During fiscal year 2009, Ameritrans and Elk had a policy of paying their directors who were not employees fees for each meeting attended.  Since September 24, 2004, non-employee directors had been paid a fee of $1,000 for each meeting attended. From the Company’s inception until January 2010, non-employee directors were paid annual fees of $2,000 per year in addition to the fees paid for each meeting attended.  As of September 24, 2004, Ameritrans began paying the Audit Committee a fee for each committee meeting attended. Regular members of the Audit Committee were paid $1,000 for each meeting, and the head of the Audit Committee received $1,250 for each meeting.

In February 2010, the Compensation Committee recommended, and the full Board approved, an increase in the annual fees to be paid to non-employee directors.  Non-employee directors are now paid an annual retainer in the amount of $25,000, which is payable quarterly to each non-employee director serving on the Board of Directors during the applicable quarter, or as otherwise determined by the Company’s Chief Executive Officer.  In addition, non-employee directors receive a fee of $1,000 for each meeting attended and $500 for each telephonic or brief Board meeting attended.  Regular members of the Audit and Governance, Compensation and Nominating Committees are paid $1,000 for each meeting, the chair of the Governance, Compensation and Nominating Committees receives $1,500 for each meeting and the chair of the Audit Committee receives $1,250 for each meeting.  The foregoing non-employee director compensation was approved on February 10, 2010, and became effective retroactively beginning January 1, 2010. Fees and expenses paid to non-employee directors were, in the aggregate, $161,141 for the fiscal year ended June 30, 2012, $305,140 for the fiscal year ended June 30, 2011, and $195,668 for the fiscal year ended June 30, 2010.

Grants of Plan-Based Awards

There were no grants of plan-based awards during the fiscal year ended June 30, 2012 to members of the Board of Directors or executive officers.

Outstanding Equity Awards at June 30, 2012

The following table sets forth certain information regarding the total number and aggregate value of stock options held by members of the Board of Directors and named executive officers at June 30, 2012. No options were exercised during the year ended June 30, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Gary C. Granoff	-	-	-	-	-	-	-	-	-
Steven Etra	13,888		-	3.60	5/19/2013	-	-	-	-
Silvia Mullens	15,000	-	-	2.36	10/10/2013	-	-	-	-
Michael R. Feinsod	100,000	-	-	2.36	10/10/2013	-	-	-	-
Michael R. Feinsod	60,000	-	-	5.28	varies based on vesting thru 11/27/2014	-	-	-	-
Michael R. Feinsod	20,000	-	-	4.50	10/8/2012	-	-	-	-
Peter Boockvar	25,538	-	-	1.78	5/6/2014	-	-	-	-

Potential Payments upon Termination or Change of Control

For information regarding potential payments to our named executive officers upon termination of their employment or upon the occurrence of a change of control, see “Employment Agreements” below.

Compensation Objectives

The objectives of Ameritrans’ executive compensation program are to establish compensation levels designed to enable Ameritrans to attract, retain and reward executive officers who contribute to the long-term success of Ameritrans so as to enhance shareholder value. The Board of Directors makes decisions each year regarding executive compensation, including annual base salaries and bonus awards, and the Employee Plan Committee, consisting of non-interested directors, previously made decisions each year regarding stock option grants. Option grants were key components of the executive compensation program and were intended to provide executives with an equity interest in Ameritrans so as to link a meaningful portion of the compensation of Ameritrans’ executives with the performance of Ameritrans’ Common Stock.  However, our equity compensation plans expired as of May 21, 2009 and our and our ability to grant equity-based incentive compensation was extremely limited by the 1940 Act, for the two year period ended December 10, 2011, during which the Company engaged an investment advisor.  Effective as of December 10, 2011, the Company no longer engages an outside investment adviser.

Compensation Philosophy

Ameritrans’ executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. Ameritrans’ policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses may be included to encourage effective performance relative to current plans and objectives. Stock options were included to help retain productive people and to more closely align their interest with those of shareholders.

In executing its compensation policy, Ameritrans seeks to relate compensation with Ameritrans’ financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to both the annual and long-term performance of Ameritrans. While compensation survey data are useful guides for comparative purposes, Ameritrans believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Board of Directors applies judgment in reconciling the program’s objectives with the realities of retaining valued employees.

Employment Agreements

 The Company entered into employment agreements with three (3) of its employees, as described below:

 Michael R. Feinsod.  The Company entered into an amended and restated employment agreement with Mr. Feinsod dated as of May 28, 2010 (the “Feinsod Employment Agreement”), whereby Mr. Feinsod continues to serve as Chief Executive Officer, in addition to his duties of President of the Company and Senior Vice President of Elk. The Feinsod Employment Agreement provides that Mr. Feinsod will continue to serve as President and Chief Executive Officer of the Company and Senior Vice President of Elk until June 30, 2012, and one year thereafter, unless the Company notifies Mr. Feinsod of its intention not to renew the employment agreement for such one-year term in accordance with its terms, or unless the Feinsod Employment Agreement is terminated earlier in accordance with its terms.  No such notice was given and accordingly the Feinsod Employment Agreement has been extended for such one-year period in accordance with its terms.  For the period from May 28, 2010 through June 30, 2011 and for the period from July 1, 2011 through June 30, 2012, Mr. Feinsod received a base salary equal to $405,540 and 435,540, respectively, in each case payable on an annualized basis. For the period commencing July 1, 2012 through June 30, 2013, Mr. Feinsod’s base salary has been increased by five percent (5%). Mr. Feinsod will also be entitled to receive an annual bonus as determined by the Governance Compensation and Nominating Committee of the Board of Directors and based on performance targets agreed upon by Mr. Feinsod and such committee.

Mr. Feinsod will continue to be entitled to receive an aggregate of $32,500 per annum for reimbursement of certain expenses set forth in the Feinsod Employment Agreement as well as reimbursement for all legitimate business expenses reasonably incurred by him in the performance of his duties.  In addition, the Company will pay Mr. Feinsod’s family health insurance under the Company’s applicable plan.

The Company also agreed to maintain an effective registration statement on an appropriate form covering the shares of the Company’s common stock underlying options previously granted to Mr. Feinsod.

In the event that the Company terminates Mr. Feinsod’s employment without “Cause” (as defined in the Feinsod Employment Agreement), or Mr. Feinsod terminates his employment for “Good Reason” (as defined in the Feinsod Employment Agreement), Mr. Feinsod will be entitled to a severance payment in an amount equal to Mr. Feinsod’s base salary, as increased with respect to the extension year, and bonus (or portion thereof), if any, paid for the most recent bonus year, multiplied by the number of years (or fractional portion thereof) remaining in the employment period. The Company will also be obligated to continue Mr. Feinsod’s benefits through June 30, 2013. A change of control of the Company, among other things, would constitute “Good Reason” under the Feinsod Employment Agreement.

The Feinsod Employment Agreement also provides that Mr. Feinsod will not compete with the Company or Elk or hire solicit the employ of any employee of the Company or Elk during the term of the Feinsod Employment Agreement and for the immediately succeeding 12 month period.

On November 27, 2006, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted Mr. Feinsod options to purchase 80,000 shares of the Company excisable at $5.28 per Share. The options vested in four (4) equal annual installments, with the first installment vesting on the date of grant.  On October 8, 2007, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted Mr. Feinsod options to purchase an additional 20,000 shares excisable at $4.50 per Share.  Pursuant to the Feinsod Employment Agreement, Mr. Feinsod was granted options to purchase up to 100,000 shares exercisable at $2.36 per share.

Effective July 1, 2008, Mr. Feinsod was appointed Chief Compliance Officer (“CCO”) for both Ameritrans and Elk. Mr. Feinsod will serve as CCO at the pleasure of the Board and will be compensated at an additional monthly rate of $500.00 solely for his services as CCO of Ameritrans and a monthly rate of $500.00 solely for his services as CCO of Elk.

Gary Granoff.  The Company entered into an amended and restated employment agreement with Gary Granoff dated as of October 10, 2008 (as subsequently amended, the “Granoff Employment Agreement”), which shall continue until June 30, 2013 (unless terminated earlier), whereby Mr. Granoff relinquished the office of chief executive officer and assumed the title of Managing Director.  Pursuant to the Granoff Employment Agreement, for the period November 1, 2008 through June 30, 2009 Mr. Granoff was paid the base sum of $260,850, which was payable in monthly installments of $32,606.25.  In December, 2008, Mr. Granoff received as additional compensation a single payment of $251,150, which was deemed to be fully earned upon execution of the amended and restated employment agreement.  Mr. Granoff’s amended and restated employment agreement was further amended on November 12, 2009.  Pursuant to such amendment, Mr. Granoff agreed to continue serving as Chief Financial Officer of the Company through June 30, 2010 (instead of the September 30, 2009 date as in effect prior to such amendment). However, Mr. Granoff agreed that if the Company elected to employ a qualified person to replace him as Chief Financial Officer at any time prior to June 30, 2010, Mr. Granoff would step down as Chief Financial Officer without any reduction in compensation.  Pursuant to such amendment, Mr. Granoff’s salary for the fiscal year ending June 30, 2010 was reduced by $40,000 and an additional $33,725. The $33,725 reduction of Mr. Granoff’s base salary for 2010 is to be paid on a deferred basis in $11,241.66 installments during the next succeeding three fiscal years.  Accordingly, Mr. Granoff was entitled to receive a base salary of $189,241during the fiscal year ended June 30, 2011, as well as the $11,241.66 deferred amount.  Pursuant to the amendment, Mr. Granoff also waived payment of the Company’s contribution to his SEP IRA account for the period commencing October 1, 2009 and ending September 30, 2010. Mr. Granoff did not waive contributions to his SEP IRA with respect to contributions accruing on or after October 1, 2010, except to the extent that, in lieu of making contributions to Mr. Granoff’s SEP IRA, the Company pays Mr. Granoff additional base salary in an amount equivalent to such contributions. The Company also assigned ownership of a life insurance policy insuring to Mr. Granoff in connection with the amendment.  During and after the contract term, Mr. Granoff will be subject to certain confidentiality, non-solicitation and non-competition provisions in favor of the Company.  Pursuant to the Granoff Employment Agreement, Mr. Granoff is entitled to terminate his employment with the Company and Elk  for “good reason.”  If Mr. Granoff elects to terminate his employment for good reason, he will be entitled to receive a lump-sum payment in an amount equal to his base salary (including certain SEP payments described in the Granoff Agreement) through the date of termination and an amount equal to the sum of the base salary remaining through June 30, 2013 as if the Granoff Agreement had not been terminated.  The Company will also be obligated to continue to pay for the health insurance benefits provided to Mr. Granoff past the date of termination through June 30, 2013 as if Mr. Granoff’s employment had not been terminated. A change of control of the Company, among other things, would constitute “good reason” under the Granoff Agreement.

Silvia M. Mullens. The Company entered into an amended and restated employment agreement dated as of September 28, 2006 (the “Mullens Employment Agreement”), with Silvia Mullens which, effective as of January 1, 2007, replaced the employment agreement between the Company and Ms. Mullens dated January 1, 2002. The Mullens Employment Agreement provided for an additional five (5) year renewal term commencing January 1, 2012, unless either party gave notice of non-renewal prior to the expiration of that initial term. The Company gave such notice in August 2011 and accordingly the Mullens Employment Agreement expired in accordance with its terms. However, contemporaneously with the delivery of such notice of non-renewal, the Company agreed to extend the term of Ms. Mullens employment through December 31, 2012 upon the terms and conditions contained in the Mullens Employment Agreement. The Mullens Employment Agreement provided that, commencing January 1, 2007, Ms. Mullens assumed the role and had the title of Senior Vice President, and would be paid an annual base salary of $122,678 which increased four percent (4%) each year the agreement is in effect. The Mullens Employment Agreement also provided that Ms. Mullens would be paid a minimum guaranteed yearly bonus of $10,000. Additionally, Ms. Mullens was eligible to receive an additional bonus in the sole discretion of the Board of Ameritrans. The Mullens Employment Agreement provided for compensation to Ms. Mullens if she had been terminated prior to the expiration of her employment term, the exact amount of which varied depending upon the nature of the termination. Pursuant to the Mullens Employment Agreement, Ms. Mullens would have been entitled to terminate her employment with the Company and Elk for “good reason.” If Ms. Mullens elected to terminate her employment for good reason, she would have been entitled to receive her base salary through the date of termination and an amount equal to two and one-half times her base salary. A change in control of the Company, among other things, would have constituted “good reason” under the Mullens Employment Agreement. The Mullens Employment Agreement also provided for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter. On October 10, 2008, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted to Ms. Mullens options to purchase up to 15,000 Shares exercisable at $2.36 per Share.

Stock Option Plans

The descriptions of the employee and director stock option plan set forth below are qualified in their entirety by reference to the text of the plans.  As of May 21, 2009, the Company no longer had employee or director stock option plans in effect.

Employee Plan

An employee stock option plan (the “Employee Plan”) was adopted by the Ameritrans Board, including a majority of the disinterested directors, and approved by a vote of the stockholders, in order to link the personal interests of key employees to the Company’s long-term financial success and the growth of stockholder value.  The Plan had a ten (10) year life which expired in May, 2009.  Subsequent amendments to the Employee Plan were approved by the stockholders in January 2002 and June 2007.  The amendments increased the number of shares reserved under the plan to 300,000 shares.

The Employee Plan authorized the grant of incentive stock options within the meaning of the Section 422 of the Internal Revenue Code for the purchase of an aggregate of 300,000 shares (subject to adjustment for stock splits and similar capital changes) of Stock to the Company’s employees.   Effective as of May 21, 2009, in accordance with the terms of the 1999 Employee Plan, the Board can no longer issue incentive stock options pursuant to such plan.  The Board adopted the Employee Plan to be in a better position to attract, motivate, and retain as employees people upon whose judgment and special skills the Company’s success in large measure depends.  As of June 30, 2012, options to purchase an aggregate of 200,000 shares of Common Stock were outstanding and fully vested.

The Employee Plan is administered by the Employee Plan Committee of the Board, which is comprised solely of non-employee directors (who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “disinterested persons” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The committee can make such rules and regulations and establish such procedures for the administration of the Employee Plan as it deems appropriate.  Effective May 21, 2009, the Employee Plan expired.

Non-Employee Director Stock Option Plan

A stock option plan for non-employee directors (the “Director Plan”) was adopted by the Ameritrans Board and approved by a vote of the stockholders, in order to link the personal interests of non-employee directors to the Company’s long-term financial success and the growth of stockholder value.  The Director Plan is substantially identical to, and the successor to, a non-employee director stock option plan adopted by the Board of Elk and approved by its stockholders in September 1998 (the “Elk Director Plan”).  Ameritrans and Elk submitted an application for, and received on August 31, 1999, an exemptive order relating to these plans from the SEC.  The Director Plan was amended by the Board on November 14, 2001, and approved by the stockholders at the Annual Meeting on January 18, 2002.  The amendment was subject to the approval of the Securities and Exchange Commission.  The amendment was to (i) increase the number of shares reserved under the plan from 75,000 to 125,000 and (ii) authorize the automatic grant of an option to purchase up to 1,000 shares at the market value at the date of grant to each eligible director who is re-elected to the Board.

The total number of shares for which options may be granted from time to time under the Director Plan was 75,000 shares. As of June 30, 2012, options to purchase an aggregate of 39,426 shares were outstanding and fully vested under the Director Plan. The Director Plan is administered by a committee of directors who are not eligible to participate in the Director Plan.  Effective May 21, 2009, the Director Plan expired

Options Granted, Expired and Canceled

There were no options granted or canceled during either of the fiscal years ended June 30, 2012 or 2011.

During the fiscal year ended June 30, 2012, options for 20,000 shares in connection with the 1999 Employee Plan expired.  During fiscal 2012, 19,574 options in connection with the Director Plan expired. In addition, during the fiscal year ended June 30, 2012, options to purchase 10.000 shares, granted to a previously terminated employee, expired unexercised.

Simplified Employee Pension Plan

The Company maintains a simplified employee pension plan covering all eligible employees of the Company.  During the fiscal years ended June 30, 2012 and 2011, contributions amounted to $0 and $46,430, respectively.

Compensation of Chief Executive Officer

The Board of Directors has set Michael Feinsod’s total annual compensation at a level it believes to be competitive with the chief executive officers of similarly capitalized specialty finance companies. Michael Feinsod, in his capacity as Chief Executive Officer, is eligible to participate in the same executive compensation program available to Ameritrans’ other senior executives.

Stock Performance Graph

Although Ameritrans’ Common Stock was traded on the NASDAQ Capital Market until trading was suspended on May 3, 2012 and the Common Stock was subsequently delisted, trading in Ameritrans’ Common Stock has historically been limited, making it difficult to meaningfully compare the performance of Ameritrans’ Common Stock to that of other similar companies or a broad market index. Therefore, Ameritrans has not included a stock performance graph.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a business development company (“BDC”), the Company is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of the Independent Directors and, in some cases, the SEC. The affiliates with which the Company may be prohibited from transacting include its officers, directors and employees and any person controlling or under common control with the Company.

In the ordinary course of business, Ameritrans Capital may enter into transactions with portfolio companies that may be considered related party transactions. We have implemented certain procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or committee review and approval or exemptive relief for such transactions, as appropriate.

In addition, the Company adopted and maintains a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements and applicable law. A copy of the code of ethics is available on the Corporate Governance section of the Company’s website at www.ameritranscapital.com.

During the year ended June 30, 2010, we raised additional capital by issuing promissory notes in two private offerings. On December 22, 2009, we issued $2,025,000 aggregate principal amount of our 8.75% notes due December 2011 (the “December Notes”), and on March 26, 2010, we issued $975,000 aggregate principal amount of our 8.75% notes due March 2012 (the “March Notes” and together with the December Notes, the “Notes”). Until they were amended in January 2011, as described below, the Notes bore interest at the rate of 8.75% per annum, payable quarterly, and, matured in December 2011 (in the case of the December Notes) and March 2012 (in the case of the March Notes).  Prior to their amendment, the December Notes and March Notes provided that they could be extended until December 2012 and March 2013, respectively, at a rate of 5.5%, plus the then current Prime Rate. The Notes were redeemable by the Company at any time upon not less than thirty days' prior written notice to the holder. Our obligations under the Notes were not secured, but the Notes prohibited us from granting a security interest in any of our assets to secure the repayment of indebtedness for borrowed funds without the consent of the holders of the Notes. Steven Etra, a member of the Company's Board of Directors, and certain entities affiliated with Mr. Etra, acquired a portion of the Notes in the offerings aggregating $2,035,000.

On January 19, 2011, in order to facilitate certain covenants under a Senior Secured Note issued by the Company to Ameritrans Holdings LLC, the Company entered into an Amendment to Promissory Note (the “Note Amendments”) with each holder of the Notes, including Steven Etra, a member of the Board, and certain entities affiliated with Mr. Etra. Pursuant to the Note Amendments, the interest rate on the Notes was increased from 8.75% to 12% and the maturity dates were extended until May 2012.  The holders of the Notes also waived certain covenants contained in the Notes related to additional borrowings by the Company.  In connection with the Note Amendments, the Company paid a fee equal to 1% of the outstanding principal, or an aggregate of $30,000, to the holders of the Notes.

On March 16, 2012, Ameritrans paid the holders of the Notes an aggregate of $2,650,000 (the “Senior Notes Payoff Amount”) in full satisfaction of Ameritrans’ obligations under the Notes.  Upon the noteholders’ receipt of such payment, the Notes and Ameritrans’ obligations thereunder terminated.  The Senior Notes Payoff Amount represented an approximate 19.4% discount from the principal, interest and other amounts payable under the Senior Notes as of date of payment.   Mr. Etra and certain affiliated entities held $2,035,000 principal amount of the Senior Notes, and as such received approximately $1,799,000 of the Senior Notes Payoff Amount.

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL 2011

The Board of Directors, including a majority of directors who are not interested persons of the Company, subject to shareholder approval, has selected RSSM as its independent registered public accounting firm to be employed by the Company for the fiscal year ending June 30, 2013, to sign or certify such financial statements, or any portions thereof, as may be filed by the Company with the SEC or any other authorities at any time.  The employment of such independent registered public accounting firm for such purpose is subject to approval by the shareholders at this meeting.  No member of Rosen Seymour Shapss Martin & Company LLP or any associate thereof has a direct or indirect material financial interest in the Company or any of its affiliates.

The affirmative vote of a majority of the Common Stock and the Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve the selection of Rosen Seymour Shapss Martin & Company LLP as its independent registered public accounting firm for the Company for fiscal 2012/2013.

A representative of Rosen Seymour Shapss Martin & Company LLP will be present at the Annual Meeting of Shareholders for the purpose of answering shareholder questions and making any other appropriate statement.  The fees for services provided by the independent accountant are as follows:

Audit Fees

Fees for audit services billed in fiscal 2012 and 2011 were $180,412 and $179,970, respectively and consist of the annual audit of the Company’s consolidated financial statements and interim reviews of the quarterly consolidated financial statements.  Also included are services in connection with stand-alone financial statements of Elk Associates Funding Corporation, which are required by the SBA.

Audit-Related Fees

There were no fees for audit related services by the Company’s independent registered accountants for the years ended June 30, 2012 and 2011, that are not reported under the caption “Audit Fees” above.

Tax Fees

There were no fees for professional services rendered by the Company’s independent registered accountants for tax compliance, tax advice, and tax planning for the years ended June 30, 2012 and 2011, that are not reported under the caption “Audit Fees” above.

All Other Fees

There were no other fees for professional services rendered by the Company’s independent registered accountants for the years ended June 30, 2012 and 2011, that are not reported under the caption “Audit Fees” above.

Policy on Audit Committee Pre-Approval

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and Management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has granted the Chairman of the Audit Committee, John Laird, the authority to pre-approve all audit and permissible non-audit services, so long as such approval is ratified by the Audit Committee in a timely manner. One hundred percent of the tax fees and all other fees were approved by the Audit Committee.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 2.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the meeting.  However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company.  In addition to solicitations by mail, Ameritrans’ directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interview.

Requests for Financial Statements

Ameritrans will furnish, without charge a copy of its financial statements for the fiscal year ended June 30, 2011, to shareholders who make a written request to the Company at 50 Jericho Quadrangle, Jericho, New York 11753 or call Ameritrans at (212) 355-2449.

Form 10-K

The Company filed an Annual Report on Form 10-K for the fiscal year ended June 30, 2011 with the SEC on September 28, 2011 and an Amendment to such Annual Report on Form 10-K/A on October 28, 2011, without charge, by making a written request to the Company at 50 Jericho Quadrangle, Jericho, New York 11753 or by visiting our website at www.ameritranscapital.com.

Deadline for Submission of Shareholder Proposals

Proposals of shareholders intended to be presented at next year’s Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than May 10, 2013, for inclusion in the proxy statement for that meeting.  Submissions received after that date will be considered untimely.  Mere submission of a proposal does not guarantee its inclusion in the Proxy Statement or its presentation at the meeting since certain federal rules must also be met.

Our bylaws currently provide that nominations for the election of directors may be made by any stockholder if mailed to the Secretary of the Company not less than 14 days nor more than 50 days prior to the stockholders’ meeting called for election of directors, provided that if less than 21 days’ notice of the meeting is given to stockholders, such written notice must be delivered not later than the seventh day following the day on which notice of the meeting is mailed to stockholders.

Privacy Policy

Ameritrans Capital Corporation and its subsidiaries (“we”) are committed to maintaining the privacy of our current and prospective individual clients and investors (“you”).  We recognize that you entrust us with important personal financial information, and we assure you that protecting and safeguarding this information is one of our highest priorities.

In connection with making available loans and providing other related investment products and services, we obtain nonpublic personal information about our individual customers.  This information may include your name, address, e-mail address, social security number, account number, financial situation, credit history, and other personal information.

We may collect nonpublic information about you from the following sources:

•

Information we receive on applications, forms, questionnaires, web sites, agreements or in the course of establishing a customer relationship, or stockholder relationship.

•

Information about your transactions with us, our affiliates, or others.

•

Information we obtain as a result of transactions between or among our parent or subsidiary companies.

•

Information that we receive from consumer reporting agencies.

We do not disclose any nonpublic personal information about our customers or former customers to any nonaffiliated parties, except as permitted by law, or in the event we sell a particular loan or investment or sell a participation interest in any loan or investment we make.

We restrict access to nonpublic personal information about you to those employees, agents, or other parties who need to know that information to provide our products or services to you.  We maintain procedural safeguards to guard your nonpublic personal information.  If you have any questions about our policy, please contact us.

Forward Looking Statements

This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the 1934 Act which are intended to be covered by the safe harbors created thereby.  Typically, the use of the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions identify forward-looking statements.  Unless a passage described a historical event, the statement should be considered a forward-looking statement.  Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, the forward-looking statements included in this proxy statement may prove to be inaccurate.  Our actual results may differ materially from the results anticipated in the forward-looking statements.  Any forward-looking statements contained in this proxy statement involve risks and uncertainties, including, but not limited to, risks that the Offering described in this proxy statement will not close, risks related to changes in the regulation of investment companies, market acceptance risks, the impact of competition, and other risks identified in the Company’s other filings with the SEC.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Board of Directors invites shareholders to attend the Annual Meeting.  Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope.  Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.  Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By Order of the Board of Directors,

/s/ Silvia M. Mullens

September 6, 2012	SILVIA M. MULLENS, Secretary

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF AMERITRANS CAPITAL CORPORATION

The undersigned appoints Michael Feinsod and Silvia Mullens as proxies each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of Ameritrans Capital Corporation held of record by the undersigned at the close of business on August 1, 2012, at the Annual Meeting of Shareholders of Ameritrans Capital Corporation to be held on Friday, September 28, 2012, or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Ameritrans Capital Corporation

PROXY FOR HOLDERS OF COMMON STOCK

The undersigned holder of shares of common stock, $.000l par value (the “Common Stock”) of Ameritrans Capital Corporation (the “Company”) hereby constitutes and appoints Michael Feinsod and Silvia Mullens and each of them, singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters (unless and except as expressly limited below) at the Annual Meeting of Shareholders of the Company to be held on Friday, September 28, 2012, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, 11th Floor, New York, New York at 10:00 a.m., and at any and all adjournments thereof, in respect of all Common Stock of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present.  All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

To Vote Your Proxy by Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

IF YOU AUTHORIZE A PROXY WITHOUT INDICATING YOUR VOTING INSTRUCTIONS, THE PROXYHOLDER WILL VOTE YOUR SHARES FOR PROPOSALS 1 AND 2, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.  THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

		Please mark your votes like this:			X
1. PROPOSAL TO ELECT DIRECTORS	For	2. TO RATIFY AND APPROVE THE APPOINTMENT OF ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2013.	For ☐	Against ☐	Abstain ☐
FOR electing all nominees listed (as recommended in the proxy statement)	☐
NOMINEES Michael Feinsod Peter Boockvar Howard Sommer
		3. SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.	For ☐	Against ☐	Abstain ☐
WITHHOLD AUTHORITY to vote for all nominees listed	Withheld for All ☐
WITHHELD FOR (write that person’s name in the space provided)

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                                                                 Signature                                                                                                         Date

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving Sill title as such.  If signer is a partnership, please sign in partnership name by authorized person.

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AMERITRANS CAPITAL CORPORATION

The undersigned appoints Michael Feinsod and Silvia Mullens as proxies each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Preferred Stock of Ameritrans Capital Corporation held of record by the undersigned at the close of business on August 1, 2012, at the Annual Meeting of Shareholders of Ameritrans Capital Corporation to be held on Friday, September 28, 2012, or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Ameritrans Capital Corporation

PROXY FOR HOLDERS OF PARTICIPATING PREFERRED STOCK

The undersigned holder of shares of 9 3/8% participating preferred stock, face value $12.00 (the “Preferred Stock”) of Ameritrans Capital Corporation (the “Company) hereby constitutes and appoints Michael Feinsod and Silvia Mullens and each of them, singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters (unless and except as expressly limited below) at the Annual Meeting of Shareholders of the Company to be held on Friday, September 28, 2012, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, 11th Floor, New York, New York at 10:00 a.m., and at any and all adjournments thereof, in respect of all Preferred Stock of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present.  All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

To Vote Your Proxy by Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

IF YOU AUTHORIZE A PROXY WITHOUT INDICATING YOUR VOTING INSTRUCTIONS, THE PROXYHOLDER WILL VOTE YOUR SHARES FOR PROPOSALS 1 AND 2, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.  THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

			Please mark your votes like this:			X
1. PROPOSAL TO ELECT DIRECTORS		For	2. TO RATIFY AND APPROVE THE APPOINTMENT OF ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2013.	For ☐	Against ☐	Abstain ☐
FOR electing all nominees listed (as recommended in the proxy statement)		☐
NOMINEES
Michael Feinsod	John Laird
Peter Boockvar Howard Sommer Ivan Wolpert	Elliott Singer Steven Etra		3. SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING	For ☐	Against ☐	Abstain ☐
WITHHOLD AUTHORITY to vote for all nominees listed		Withheld for All ☐
WITHHELD FOR (write that person’s name in the space provided)

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                                                                 Signature                                                                                                         Date

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving Sill title as such.  If signer is a partnership, please sign in partnership name by authorized person.